SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of the close of business on the 3rd day of June, 2010 between PADCO Advisors, Inc. (the "Adviser"), a Maryland corporation, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and Security Global Investors, LLC (the "Subadviser"), a Kansas limited liability company registered under the Investment Advisers Act.

                                   WITNESSETH:

     WHEREAS, Rydex Series Funds ("RSF"), a Delaware business trust, is registered with the U.S. Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, RSF is authorized to issue shares of each series of the Trust listed on Schedule A to this Agreement (each a "Fund" and, collectively, the "Funds"), as such Schedule may be amended from time to time;

     WHEREAS, RSF has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage the Funds' assets;

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Subadviser as subadviser to act as investment adviser for and to manage the Funds' Investments (as defined below) and the Subadviser desires to render such services.

     NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

     1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage certain assets of the Funds subject to the supervision of the Adviser and the Board of Trustees of RSF and subject to the terms of this Subadvisory Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Funds' Investments (defined below).

     2. DUTIES OF SUBADVISER.

          (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Funds as set forth in each Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Funds' Board to purchase, hold and sell investments for the account of the Funds (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. The Subadviser shall give the Funds the benefit of its best efforts in rendering its services as Subadviser.

     The Subadviser acknowledges that the Funds may engage in certain transactions in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the Investment Company Act. Accordingly, the Subadviser hereby agrees that it will not consult with any other subadviser of the Funds, or an affiliated person of such other subadviser, concerning transactions for the Funds in securities or other fund assets. The Subadviser shall be limited to providing investment advice with respect to only the discrete portion of each Fund's portfolio as may be determined from time-to-time by the Adviser, and shall not consult with any other subadviser as to any other portion of a Fund's portfolio concerning transactions for the Fund in securities or other assets.

          (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Funds' Board to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of each Fund's Investments with or through, such persons, brokers or dealers as the Subadviser may select and negotiate commissions to be paid on such transactions. The Subadviser agrees that in placing such orders it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of each Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to each Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by each Fund will be reasonable in relation to the benefits to the Fund over the long-term. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Funds as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients. The Subadviser will report on such allocations at the request of the Adviser, the Funds or the Funds' Board providing such information as the number of aggregated trades to which the Funds were a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades.

          (c) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Funds ("Principal Transactions"); PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with the Funds if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction receives the express written approval of the Adviser.

               The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

          (d) BOOKS AND RECORDS. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Funds including, without limitation, the books and records required by Subsections (b)(1), (5), (6),
     (7), (9), (10) and (11) and Subsection (f) of Rule 31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Funds required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the Funds and shall be immediately surrendered to the Funds upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Funds or the Adviser at any time upon reasonable request, including telecopy, during any business day.

          (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Funds may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Adviser or a Fund may reasonably request. The Subadviser will make available its officers and employees to meet with the Funds' Board of Trustees at the Funds' principal place of business on due notice to review the Investments of the Funds.

          The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Funds or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

          During the term of this Agreement, the Adviser agrees to furnish the Subadviser at its principal office, all registration statements, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Funds, or the public, that refer to the Subadviser for the Subadviser's review and approval. The Subadviser shall be deemed to have approved all such materials unless the Subadviser reasonably objects by giving notice to the Adviser in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Subadviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Subadviser, its services and its clients. The Adviser agrees to use its best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Subadviser or its clients in any way are consistent with those materials previously approved by the Subadviser as referenced in this paragraph. Sales literature may be furnished to the Subadviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

          (f) CUSTODY ARRANGEMENTS. The Subadviser shall provide the Funds' custodian, on each business day, with information relating to all transactions concerning the Funds' assets.

          (g) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In all matters relating to the performance of this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons shall act in conformity with RSF's Agreement and Declaration of Trust, By-Laws, and currently effective registration statement and with the written instructions and directions of the Funds' Board and the Adviser, after receipt of such documents from the Funds, and shall comply with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act (the "CEA"), the rules thereunder, and all other applicable federal and state laws and regulations.

          In carrying out its obligations under this Agreement, the Subadviser shall ensure that the Funds comply with all applicable statutes and regulations necessary to qualify each Fund as a Regulated Investment Company under Subchapter M of the Code (or any successor provision), and shall notify the Adviser immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

          The Subadviser further agrees that the Adviser and its affiliates shall be exclusively responsible for the marketing and distribution of shares of the Funds in the United States.

          (h) INFORMATION CONCERNING THE FUNDS. The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) RSF's Agreement and Declaration of Trust,
     (ii) the By-Laws of RSF, (iii) the Funds' registration statement under the Investment Company Act and the Securities Act of 1933, as amended, as filed with the Commission, and (iv) any written instructions of the Funds' Board and the Adviser.

          (i) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Funds. The Subadviser shall provide to the Adviser its applicable proxy voting policies and procedures for inclusion in the Funds' Statement of Additional Information.

          (j) INFORMATIONAL MATERIAL. The Subadviser shall provide the Adviser for its review prior to their use, copies of all informational materials prepared by or on behalf of the Subadviser, mentioning any Fund, including but not limited to, advertisements, brochures, and promotional and any other similar materials (the "Informational Materials"), and that such Informational Materials shall conform with, and be disseminated in accordance with, applicable laws.

     3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed an agent of the Funds or the Adviser.

     4. COMPENSATION. The Adviser shall pay to the Subadviser, for the services rendered hereunder, the fees set forth in Schedule A attached hereto.

     5. EXPENSES. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its duties under this Agreement without the approval of the Adviser and the Funds' Board.

     6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Funds as follows:

          (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

          (b) The Subadviser will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

          (c) The Subadviser has filed a notice of exemption pursuant to Rule
     4.14 under the CEA with the Commodity and Futures Trading Commission (the "CFTC") and the National Futures Association;

          (d) The Subadviser is fully authorized under all applicable law to serve as Subadviser to the Funds and to perform the services described under this Agreement;

          (e) The Subadviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

          (f) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or
     (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

          (g) This Agreement is a valid and binding agreement of the Subadviser; and

          (h) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (i) The Subadviser has adopted compliance policies and procedures reasonably designed to prevent violations of the Investment Advisers Act and the rules thereunder, has provided the Adviser with a copy of such compliance policies and procedures (and will provide them with any amendments thereto), and agrees to assist the Funds in complying with the Funds' compliance program adopted pursuant to Rule 38a-1 under the Investment Company Act, to the extent applicable. The Subadviser understands that the Board of Trustees of the Funds is required to approve the Subadviser's compliance policies and procedures and acknowledges that this Agreement is conditioned upon such Board approval; and

          (j) The Subadviser shall not divert any Fund's portfolio securities transactions to a broker or dealer in consideration of such broker or dealer's promotion or sales of shares of the Funds, any other series of RSF, or any other registered investment company.

     7. NON-EXCLUSIVITY. The services of the Subadviser with respect to the Funds are not deemed to be exclusive, and the Subadviser and its officers shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities so long as its duties hereunder are not impaired thereby.

     8. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

          (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

          (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association;

          (c) The Adviser is a corporation duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

          (e) This Agreement is a valid and binding agreement of the Adviser;

          (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (g) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 8 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     10. Liability and Indemnification. The Subadviser shall indemnify and hold harmless RSF and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all their respective controlling persons (as described in Section 15 of the 1933 Act) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Subadviser being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) a Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code, or
(c) the Subadviser's misfeasance or negligence generally in the performance of its duties hereunder or its negligent disregard of its obligations and duties under this Agreement.

     11. DURATION AND TERMINATION.

          (a) DURATION. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to each of the Funds unless it has first been approved (i) by a vote of a majority of those directors of the Funds who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) to the extent required by applicable law, by vote of a majority of the Funds' outstanding voting securities. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to each Fund if specifically approved each year by either (i) the Board of Trustees of the Funds, or (ii) by the affirmative vote of a majority of the Funds' outstanding voting securities. In addition to the foregoing, each renewal of this Agreement with respect to the Funds must be approved by the vote of a majority of the Funds' directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Trustees of the Funds may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Funds' Board of Trustees to evaluate the terms of this Agreement.

          (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

               (i) By vote of a majority of the Board of Trustees of the Funds, or by vote of a majority of the outstanding voting securities of the Funds, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

               (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice period, upon twenty (20) days' written notice;

               (iii) By the Adviser immediately upon written notice to the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

               (iv) By the Subadviser upon 120 days' written notice to the Adviser and the Funds.

     This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent.

     13. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

     14. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Board of Trustees of the Funds or by a vote of a majority of the outstanding voting securities of the Funds.

     15. CONFIDENTIALITY. Subject to the duties of the Adviser, the Funds and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Funds in respect thereof.

     16. NOTICE. Any notice that is required to be given by the parties to each other (or to the Funds) under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

          (a)  If to the Subadviser:

               Security Global Investors, LLC
               801 Montgomery Street, 2nd Floor
               San Francisco, CA 94133
               Attention: Richard Goldman, President
               Facsimile: (785) 438-3080

               With a copy to:

               Security Benefit Corporation
               One Security Benefit Place
               Topeka, KS 66636
               Attention: General Counsel
               Facsimile: (785) 438-3080

          (b)  If to the Adviser:

               PADCO Advisors, Inc.
               9601 Blackwell Road, Suite 500
               Rockville, MD 20850
               Attention: Rich Goldman
               Facsimile: (785) 438-3080

               with a copy to:

               PADCO Advisors, Inc.
               One Security Benefit Place
               Topeka, KS 66636-0001
               Attention: General Counsel
               Facsimile: (785) 438-3080

          (c)  If to RSF:

               Rydex Series Funds
               One Security Benefit Place
               Topeka, Kansas 66636-0001
               Attention: Amy J. Lee, Assistant Secretary
               Facsimile: (785) 438-3080

     17. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

     19. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     20. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     21. CERTAIN DEFINITIONS.

          (a) "BUSINESS DAY." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

          (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        PADCO ADVISORS, INC.


                                        By: /s/ Richard Goldman
                                            ------------------------------------
                                        Name: Richard Goldman
                                        Title: President


                                        Attest: /s/ Michael Byrum
                                                --------------------------------
                                        Name: Michael Byrum
                                        Title: Secretary


                                        SECURITY GLOBAL INVESTORS, LLC


                                        By: /s/ Richard Goldman
                                            ------------------------------------
                                        Name:
                                        Title:


                                        Attest: /s/ Amy J. Lee
                                                --------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

                                 SUBADVISORY FEE

     For all services rendered by the Subadviser to each Fund listed hereunder, the Adviser shall pay to the Subadviser an annual fee (the "Subadvisory Fee"), as follows:

                                                   RATE
                                       (AS A PERCENTAGE OF AVERAGE
                FUND                        DAILY NET ASSETS)
                ----                   ---------------------------
International Equity Long-Short Fund              0.35%

     For purposes of calculating the compensation to be paid hereunder, each Fund's assets shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of such Fund's shares as described in the then current prospectus for the Fund.

     The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than ten (10) calendar days thereafter. If this Agreement shall be effective for only a portion of a year, then the Subadviser's fee for said year shall be prorated for such portion.